UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

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LHC GROUP, INC.

(Exact name of registrant as specified in charter)

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Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South, Lafayette, LA 70508

(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LHCG	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2020, Collin McQuiddy tendered his resignation as Senior Vice President and Chief Accounting Officer of LHC Group, Inc. (the “Company”). Mr. McQuiddy’s resignation will be effective as of June 19, 2020.

On May 20, 2019, the Company appointed Kimberly S. Seymour as Senior Vice President and Chief Accounting Officer of the Company, effective as of June 19, 2020.

Ms. Seymour, age 43, joined the Company in 2009. Since December 2018, she has served as Senior Vice President, Chief Revenue Officer. From January 2015 to December 2018, she served as Vice President, Revenue Cycle Management. From 2011 to 2015, she served as Vice President, Revenue Systems Management and Analysis. From 2009 to 2011, she was the Director of Internal Audit. Ms. Seymour began her professional career at Ernst & Young, LLP as an auditor. She holds a Master of Business Administration and Bachelor’s of Science – Accounting from Louisiana State University. Ms. Seymour is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: May 22, 2020	By:	/s/ Joshua L. Proffitt
		Name:	Joshua L. Proffitt
		Title:	Chief Financial Officer